Exhibit 3.41

ARTICLES OF INCORPORATION

OF

MEARS HOTEL COMPANY

FIRST: The name of the corporation is

MEARS HOTEL COMPANY

SECOND: The purposes for which this corporation is formed are:

(a) The specific business in which the corporation is primarily to engage is the hotel, motel, restaurant and bar business.

(b) To purchase, to receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise, use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, guarantee, contract in respect of, trade and deal in, sell, exchange, let, lend, export, mortgage, pledge, deed in trust, hypothecate, encumber, transfer, assign and in all other ways dispose of, design, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market, and in all other ways (whether like or unlike any of the foregoing), deal in and with property of every kind and character, real, personal or mixed, tangible or intangible, wherever situate and however held, including, but not limited to, money, credits, choses in action, securities, stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commercial paper and other obligations and evidences of interest in or indebtedness of any person, firm or corporation, foreign or domestic, or of any government or subdivision or agency thereof, documents of title, and accompanying rights, and every other kind and character of personal property, real property (improved or unimproved), and the products and avails thereof, and every character of interest therein and appurtenance thereto, including, but not limited to, mineral, oil, gas and water rights, all or any part of any going business and its incidents, franchises, subsidies, charters, concessions, grants, rights, powers or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights, powers, privileges, and immunities of individual owners or holders thereof.

(c) To hire and employ agents, ‘servants and employees, and to enter into agreements of employment and collective bargaining agreements, and to act as agent, contractor, trustee, factor or otherwise, either alone or in company with others.

(d) To promote or aid in any manner, financially or otherwise, any person, firm, association or corporation, and to guarantee contracts and other obligations.

(e) To let concessions to others to do any of the things which this corporation is empowered to do, and to enter into, make, perform and carry out, contracts and arrangements of every kind and character with any person, firm, association or corporation, or any government or authority or subdivision or agency thereof.

(f) To carry on any business whatsoever which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which it may deem calculated, directly or indirectly, to improve the interests of this corporation, and to do all things specified in Section 9501 of the Corporations Code of the State of California, and to have and to exercise all powers conferred by the laws of the State of California on corporations formed under the laws agreeably to which and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, associations or corporations, and in any part of the world.

The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this corporation, and the powers and purposes stated in each clause shall, except where otherwise stated, be in nowise limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as to each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of said general powers.

THIRD: The county in the State of California where the principal office for the transaction of the business of the corporation is located is the County of San Diego.

FOURTH	(a)	The number of Directors of the corporation shall be three.

	(b)	The names and addresses of the persons who are appointed as first Directors are:

Name	Address
Richard B. Mears	6919 Country Club Drive La Jolla, California

Robert P. Simpson	1111 Via Carolina La Jolla, California

James M. Hall	5533 Moonlight Lane La Jolla, California

FIFTH: The total number of shares which the corporation is authorized to issue is two thousand, five hundred (2,500) shares. All shares of stock are to be without par value.

IN WITNESS WHEREOF, for the purpose of forming the corporation under the laws of the State of California, we, the under-signed, constituting the incorporators of this corporation, and including all of the persons named herein as the first Directors, have executed these Articles of Incorporation this 27th day of July, 1965.

/s/ Richard B. Mears
Richard B. Mears

/s/ Robert P. Simpson
Robert P. Simpson

/s/ James M. Hall
James M. Hall

STATE OF CALIFORNIA	)
) 56
COUNTY OF SAN DIEGO	)

On this 27th day of July, 1965, before me, a Notary Public in and for the County of San Diego, State of California, residing therein, duly commissioned and sworn, personally appeared Richard B. Mears, Robert P. Simpson, and James M. Hall, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation of MEARS HOTEL COMPANY, and acknowledged to me that they executed the same.

WITNESS my hand and official seal.

Ruth McDonnel Notary Public San Diego County, Calif.	/s/ Ruth McDonnell
Notary Public in and for said County and State
RUTH McDONNELL
My Commission Expires Feb. 23, 1968

CAP. ST. CHGD. FROM: 2500 NPV to 2500 npv + $2,100,000.00

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

RICHARD B. MEARS and HORST DZIURA certify:

1. That they are the president and the assistant secretary, respectively, of MEARS HOTEL COMPANY, a California corporation.

2. That by unanimous written consent of the Board of Directors without a meeting, as authorized by the By-Laws, the following resolution was adopted:

“RESOLVED: that the Fifth Article of the Articles of Incorporation of this corporation be amended to read as follows:

FIFTH: The total number of shares of stock which the corporation shall have authority to issue is twenty-three thousand five hundred (23,500) divided into two classes as follows: (a) two thousand five hundred (2,500) shares of Common Stock, no par value, being sometimes referred to herein as “Common Stock”, and (b) twenty-one thousand (21,000) shares of Cumulative Non-Voting Preferred Stock, par value $100.00 per share, being sometimes referred to herein as “Preferred Stock.” The aggregate par value of all shares having a par value is $2,100,000.00.

The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the stock of each class are as follows:

A. Dividend Rights.

The holders of the outstanding shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the corporation, preferential dividends, payable in cash, out of funds legally available therefor, at the rate of $7.50 per share per annum, and no more, except that the dividend payable for the period ending August 15, 1971 shall be $2.1875 per share. Such dividends shall be payable quarterly on the fifteenth day of February, May, August and November in each year to stockholders of record on the respective dates, (not exceeding fifty (50) days preceding each dividend date) fixed for the purpose by the Board of Directors in advance of payment of each particular dividend.

All dividends payable on the Preferred Stock which are not paid with respect to any dividend period shall be cumulative and the aggregate thereof shall be referred to herein as “accrued dividends.”

So long as any Preferred Stock remains outstanding, in no event shall any dividends whatsoever, whether in cash, stock or otherwise, be paid or declared, or any distribution be made on any class of junior stock (the term “junior stock” to mean stock ranking junior to Preferred Stock as to dividends or distribution of assets upon liquidation), nor shall any junior stock be purchased, retained, or otherwise acquired for a valuable consideration by the corporation (excluding from such restriction dividends paid in junior stock and junior stock purchased, retained or otherwise acquired in exchange for, or from the proceeds from the issued of, other junior stock), unless (a) full dividends on all Preferred Stock for all past dividend periods and for the then current dividend period have been paid or have been declared and a sum sufficient for the payment therefor has been set apart; and (b) no default shall exist with respect to any obligation of the corporation to retire Preferred Stock.

B. Voting Rights.

Each holder of shares of Common Stock shall be entitled to one vote per share on all matters presented to the stockholders for each share of such stock standing in his name on the books of the corporation. Each holder of shares of Preferred Stock shall not be entitled to vote on matters presented to the stockholders, unless otherwise provided by law.

C. Rights on Liquidation.

In the event of a dissolution, liquidation or winding up of a corporation, whether voluntary or involuntary, the holders of the outstanding shares of Preferred Stock shall be entitled to receive out of the assets of the corporation, before any payment shall be made on the Common Stock, the sum of 100% of the par value per share plus accrued dividends to the date fixed for distribution. After payment in full of the preferential amounts required to be paid to the holders of the Preferred Stock, the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, to share in any remaining assets of the corporation.

For purposes of the next preceding paragraph the sale, conveyance, exchange or transfer of all of or substantially all of the property and assets of the corporation and the merger or consolidation of the corporation into or with another corporation shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes thereof.

D. Redemption.

The corporation may at any time redeem the Preferred Stock, in whole or in part, at its option by resolution of its Board of Directors, at any time or from time to time at a redemption price equal to 100% of the par value thereof plus accrued dividends to the date fixed for redemption. At least forty-five days’ previous written notice of any such redemption of Preferred Stock shall be mailed, addressed to the holders of record of the shares to be redeemed at their respective addresses as the same shall appear on the books of the corporation. In case of the redemption of less than all of the outstanding shares of such Preferred Stock, the shares to be redeemed shall be selected prorata.

If notice of redemption shall have been given as provided above, and if, on or before the redemption date all funds necessary for such redemption shall have been deposited with a responsible bank or trust company in the City of San Diego, State of California in trust for the prorata benefit of the holders of shares so called for redemption, then, notwithstanding that any certificate for shares of such Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption and all rights with respect to such shares of Preferred Stock so called for redemption shall forthwith on such redemption date cease and terminate, except the right of the holders thereof to receive the redemption price of such shares so to be redeemed (but without interest thereon).

Any funds so set apart or deposited by the corporation which, at the end of two years after the redemption date, remain unclaimed by the holders of the Preferred Stock called for redemption, shall be released and returned to the corporation upon demand, and shall thereafter be available for general corporate purposes and the depositary, if any, shall thereupon be relieved of all responsibilities therefor to such holders. Any interest accrued on funds so deposited shall be paid to the corporation from time to time. The Preferred Stock which is redeemed as provided in this section shall not be reissued but, as soon as practicable, shall be cancelled and retired in the manner provided by law.

E. General Provisions.

So long as any Preferred Stock is outstanding, the corporation shall not, without the consent of the holders of at least two-thirds of the outstanding shares of Preferred Stock, given in person or by proxy, either in writing or by vote at a meeting called for the purpose:

(a) Amend, alter or repeal any of the provisions of the Articles of Incorporation or the By-Laws so as to affect adversely the rights, powers or preferences of the holders of the Preferred Stock; or

(b) Create, authorize or issue any additional class of stock ranking prior to or on a parity with the Preferred Stock, in respect of dividends or distribution of assets on liquidation; or increase the authorized amount of the Preferred Stock or any additional class of stock ranking prior to or on a parity with the Preferred Stock in respect of dividends or distribution of assets on liquidation; or create or authorize any obligation or security convertible into shares of any class of stock ranking prior to or on a parity with the Preferred Stock in respect of dividends or distribution of assets on liquidation.

F. Preemptive Rights.

No holder of Preferred Stock or of Common Stock, or of any other class of stock of the corporation, now or hereafter authorized, shall have any rights as such holder (other than such rights, if any, as the Board of Directors in its discretion may determine), to purchase, subscribe for, or otherwise acquire from the corporation any stock of the corporation of any class, whether now or hereafter authorized, or any securities convertible into stock of the corporation, or any warrants or rights to subscribe for or purchase such stock. The corporation shall have the right from time to time, without first offering the same to the holders of stock of any class then outstanding, to issue and sell shares of its stock, or any optional rights (evidenced by warrants or otherwise) to subscribe to or purchase stock, to such persons, for such consideration, and on such terms and conditions, as the Board of Directors may from time to time determine.

Upon the amendment of this article to read as hereinabove set forth, each outstanding share of stock is converted into or reconstituted as one Common share of stock without par value.”

3. That the shareholders have adopted said amendment by written consent. That the wording of the amended article, as set forth in the shareholders’ written consent, is the same as that set forth in the directors’ resolution in Paragraph 2 above.

4. That the number of shares represented by written consent is 50. That the total number of shares entitled to vote on or consent to the amendment is 50.

/s/ RICHARD B. MEARS
RICHARD B. MEARS President

/s/ HORST DZIURA
HORST DZIURA Assistant Secretary

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct.

Executed this 2nd day of September, 1971, at San Diego, California.

/s/ RICHARD B. MEARS
RICHARD B. MEARS

Executed this 2nd day of September, 1971, at San Diego, California.

/s/ HORST DZIURA
HORST DZIURA

CHANGE TO: HILTON SAN DIEGO CORPORATION

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

MEARS HOTEL COMPANY

WILLIAM H. EDWARDS and E. TIMOTHY APPLEGATE certify:

1. That they are the President and Secretary, respectively, of MEARS HOTEL COMPANY.

2. That the Board of Directors, by written consent as duly authorized in the by-laws of said corporation, adopted the following resolution on November 11, 1975:

“RESOLVED, that Article FIRST of the

Articles of Incorporation be amended

to read as follows:

‘The name of the corporation is

HILTON SAN DIEGO CORPORATION.’

3. That the shareholder has adopted said amendment by written consent. That the wording of the amended article, as set forth in the shareholder written consent, is the same as that set forth in the directors’ resolution in Paragraph 2 above.

4. That the number of shares represented by written consent is 50. That the total number of shares entitled to vote on or consent to the amendment is 50.

/s/ William H. Edwards
William H. Edwards, President

/s/ E. Timothy Applegate
E. Timothy Applegate, Secretary

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct.

Executed at Beverly Hills, California, on November 24, 1975.

/s/ E. Timothy Applegate

/s/ William H. Edwards

Changed to: HILTON HOTELS U.S.A.

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

WILLIAM H. EDWARDS AND E. TIMOTHY APPLEGATE certify that:

1.	They are the President and Secretary, respectively, of HILTON SAN DIEGO CORPORATION, a California corporation.

2.	Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

“RESOLVED, the name of the corporation is HILTON HOTELS U.S.A.”

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.	The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 21,050. The number of shares voting in favor of this amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

/s/ William H. Edwards
William H. Edwards, President

/s/ E. Timothy Applegate
E. Timothy Applegate,
Vice President and Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

Executed at Los Angeles, CA on February 24, 1984.

/s/ William H. Edwards
William H. Edwards, President

/s/ E. Timothy Applegate
E. Timothy Applegate
Vice President and Secretary

CERTIFICATE OF CORRECTION OF

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

HILTON HOTELS U.S.A.

CARL T. MOTTEK AND CHERYL L. MARSH certify that:

1.	They are the president and the secretary, respectively, of HILTON HOTELS U.S.A.

2.	The name of the corporation is HILTON HOTELS U.S.A. and it is a California corporation.

3.	The instrument being corrected is entitled “CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF HILTON SAN DIEGO CORPORATION’’, and said instrument was filed with the Secretary of the State of California on April 3, 1984.

4.	Paragraph “4” of said Certificate of Amendment, as corrected, should read as follows:

“The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 50. The number of shares voting in favor of this amendment equaled or exceeded the vote required. The percentage vote required was more than 51%.

5.	That said paragraph “4”, as corrected, conforms the wording of the amended article to that adopted by the board of directors and shareholders.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: March 20, 1989.

/s/ Carl T. Mottek
Carl T. Mottek, President

/s/ Cheryl L. Marsh
Cheryl L. Marsh, Secretary

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF HILTON HOTELS U.S.A. (a California corporation)	MAR 21 1989 /s/ March Fong Eu MARCH FONG EU, Secretary of State

To The Secretary of State

State of California

Pursuant to the provisions of the General Corporation Law of the State of California, the undersigned officers of the corporation hereinafter named do hereby certify as follows:

1.	The name of the corporation is Hilton Hotels U.S.A.

2.	Article FIRST of the corporation’s Articles of Incorporation, which relate to the name of the corporation, are hereby amended so as to read as follows:

“RESOLVED, that the name of the corporation is HILTON SAN DIEGO CORPORATION.”

3.	The amendments herein provided for have been approved by the corporation’s Board of Directors.

4.	The amendments herein provided for were approved by the required written consent of the corporation’s shareholders in accordance with the provisions of Section 902 of the General Corporation Law.

The corporation’s total number of shares which were outstanding and entitled to vote or to furnish written consent with respect to the amendments herein provided for at the time of the approval thereof is 50, all of which are of one class.

The percentage vote of the number of the aforesaid outstanding shares which is required to vote or furnish written consent in favor of the amendments herein provided for is 51%.

The number of the aforesaid outstanding shares which voted or furnished a written consent in favor of the amendments herein provided for is 50, and said number equaled or exceeded the percentage of the vote or written consent required to approve the said amendments.

Signed on March 13, 1989.

/s/ Carl T. Mottek
Carl T. Mottek, President

/s/ Cheryl L. Marsh
Cheryl L. Marsh, Secretary

On this 13th day of March, 1989, in the City of Beverly Hills, in the state of California, each of the undersigned does hereby declare under the penalty of perjury that he signed the foregoing Certificate of Amendment of Articles of Incorporation in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

/s/ Carl T. Mottek
Carl T. Mottek, President

/s/ Cheryl L. Marsh
Cheryl L. Marsh, Secretary